As filed with the Securities and Exchange Commission on December 10, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BLUE APRON HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-4777373 (I.R.S. Employer Identification Number)

28 Liberty Street
New York, New York 10005
(347) 765-1896
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Linda Findley Kozlowski
President and Chief Executive Officer
Blue Apron Holdings, Inc.
28 Liberty Street
New York, New York 10005
Telephone: (347) 765-1896
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David A. Westenberg, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000 Telecopy: (617) 526-5000	Meredith L. Deutsch, Esq. General Counsel and Corporate Secretary Blue Apron Holdings, Inc. 28 Liberty Street New York, New York 10005 Telephone: (347) 765-1896

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share	9,724,429(3)	$10.95	$106,482,498	$9,870.93
Class A Common Stock, par value $0.0001 per share	5,252,354.58219726(4)	$10.95	$57,513,283	$5,331.49
Class A Common Stock, par value $0.0001 per share	2,626,177.29109863(5)	$10.95	$28,756,642	$2,665.75
Class A Common Stock, par value $0.0001 per share	1,313,088.64554932(6)	$10.95	$14,378,321	$1,332.88

(1)
The shares of Class A common stock will be offered for resale by the selling stockholders. Pursuant to Rule 416 under the Securities Act, this Registration Statement also relates to an indeterminate number of additional shares of Class A common stock to be issued as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the Class A common stock as reported on the New York Stock Exchange on December 9, 2021.

(3)
Consists of issued and outstanding shares of Class A common stock held by the selling stockholders.

(4)
Consists of shares of Class A common stock issuable upon the exercise of warrants at an exercise price of $15.00 per share issued by the registrant to the selling stockholders on September 15, 2021 and November 4, 2021.

(5)
Consists of shares of Class A common stock issuable upon the exercise of warrants at an exercise price of $18.00 per share issued by the registrant to the selling stockholders on September 15, 2021 and November 4, 2021.

(6)
Consists of shares of Class A common stock issuable upon the exercise of warrants at an exercise price of $20.00 per share issued by the registrant to the selling stockholders on September 15, 2021 and November 4, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated December 10, 2021
PROSPECTUS
18,916,049.51884521 SHARES OF CLASS A COMMON STOCK

This prospectus relates to resales of shares of Class A common stock (i) issued by us to Matthew B. Salzberg and RJB Partners LLC in private placements on September 15, 2021 and November 4, 2021, respectively, which we refer to as the Private Placements, pursuant to the terms of a purchase agreement dated September 15, 2021, by and among us, Mr. Salzberg and RJB Partners LLC, which we refer to as the Purchase Agreement, (ii) issuable upon the exercise of outstanding warrants issued by us to Mr. Salzberg and RJB Partners LLC in the Private Placements pursuant to the Purchase Agreement, and (iii) otherwise held by Mr. Salzberg, certain affiliates of Mr. Salzberg, RJB Partners LLC and Joseph N. Sanberg (an affiliate of RJB Partners LLC), which we refer to collectively as the selling stockholders, as of September 15, 2021.
We are not selling any shares under this prospectus and will not receive any proceeds from the sale of the shares offered hereby.
The selling stockholders identified in this prospectus, or their pledgees, assignees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.
Our Class A common stock is traded on The New York Stock Exchange under the symbol “APRN.” On December 9, 2021, the last reported sale price of our Class A common stock on The New York Stock Exchange was $10.68 per share.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of the prospectus and in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                  , 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell shares of Class A common stock described in this prospectus in one or more offerings.
This prospectus provides you with a description of the securities the selling stockholders may offer. You should carefully read this prospectus together with the additional information described under the heading “Where You Can Find More Information” beginning on page 20 of this prospectus.
Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and the documents incorporated herein by reference is accurate only as of their respective dates. The information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Class A common stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties.
All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus or the respective documents incorporated by reference, as applicable, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.
Forward-looking statements are subject to a number of risks, uncertainties and assumptions in other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, particularly under the heading “Risk Factors.”
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results or events could differ materially from those projected in the forward-looking statements.

PROSPECTUS SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A common stock. You should read the entire prospectus carefully, especially the risks of investing in our Class A common stock discussed under “Risk Factors.” Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Blue Apron Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.
Blue Apron Holdings, Inc.
Blue Apron’s vision is “better living through better food.” Founded in 2012, we are on a mission to spark discovery, connection, and joy through cooking. We offer fresh, chef-designed recipes that empower our customers to embrace their culinary curiosity and challenge their abilities to see what a difference cooking quality food can make in their lives.
Our core product is the meal experience we help our customers create. These experiences extend from discovering new recipes, ingredients, and cooking techniques to preparing meals with families and loved ones to sharing photos and stories of culinary triumphs. Central to these experiences are the original recipes we design with fresh, seasonally inspired produce and high quality ingredients sent directly to our customers. We do this by employing technology and expertise across many disciplines — demand planning, recipe creation, procurement, recipe merchandising, fulfillment operations, distribution, customer service, and marketing — to drive our end-to-end value chain. We offer our customers three weekly meal plans — a Two-Serving Plan, a Four-Serving Plan, and Meal Prep Plan. We also sell wine, which can be paired with our meals, through Blue Apron Wine, our direct-to-consumer wine delivery service. Through Blue Apron Market, our e-commerce market, we sell a curated selection of cooking tools, utensils, pantry items, add-on products for different culinary occasions, which are tested and recommended by our culinary team, and à la carte wine offerings.
Corporation Information
Our principal executive offices are located at 28 Liberty Street, New York, New York 10005, and our telephone number at that address is (347) 719-4312. Our website address is www.blueapron.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
As a company with less than $1.07 billion of revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to as the JOBS Act). We may remain an emerging growth company until December 31, 2022, or until such earlier time as we have more than $1.07 billion in annual revenue, the market value of our stock held by non-affiliates is more than $700 million as of the last business day of our second quarter in any fiscal year, or we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies.
We are also a “smaller reporting company” because the market value of our stock held by non-affiliates is less than $250 million. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million, in each case as of the last business day of our second quarter in any fiscal year. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Class A Common Stock offered by the selling stockholders
18,916,049.51884521 shares
Use of proceeds
Blue Apron Holdings, Inc. will not receive any proceeds from the sale of shares in this offering.
Risk Factors
You should read the “Risk Factors” section beginning on page 5 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Class A common stock.
NYSE symbol
“APRN”

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in the filings we make with the SEC from time to time that are incorporated by reference herein in their entirety, including the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, before making an investment decision pursuant to this prospectus.
Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. In any such case, the trading price of our Class A common stock could fall, and you may lose all or part of the money you paid to buy our Class A common stock.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares by the selling stockholders.
The selling stockholders will pay any underwriting discounts and commissions and certain expenses incurred by the selling stockholders in disposing of the shares, provided that we have agreed to reimburse the selling stockholders for reasonable and documented fees and expenses of one external counsel for each of (i) Matthew B. Salzberg and his permitted transferees and (ii) RJB Partners LLC and Joseph N. Sanberg and their respective permitted transferees in an amount not to exceed, in each case, $150,000 in the aggregate during the term of the registration rights agreement by and among us, Mr. Salzberg, and RJB Partners LLC, dated November 4, 2021, which we refer to as the Registration Rights Agreement. We will also bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS
The shares of Class A common stock covered by this prospectus consist of an aggregate of 18,916,049.51884521 shares, comprised of (i) 6,565,813 shares of Class A common stock issued by us to Matthew B. Salzberg and RJB Partners LLC in the Private Placements pursuant to the Purchase Agreement, (ii) 9,191,620.51884521 shares of Class A common stock issuable by us upon the exercise of outstanding warrants issued by us to Mr. Salzberg and RJB Partners LLC in the Private Placements pursuant to the Purchase Agreement, and (iii) 3,158,616 shares of Class A common stock otherwise held by Mr. Salzberg, certain affiliates of Mr. Salzberg, RJB Partners LLC and Joseph N. Sanberg (an affiliate of RJB Partners LLC) as of September 15, 2021. We have agreed to register these shares of Class A common stock in accordance with the terms of the Registration Rights Agreement. For additional information regarding the Purchase Agreement, the related warrants, and the Registration Rights Agreement, see “— Description of Transactions with the Selling Stockholders” below. We are registering the shares of Class A common stock to permit the selling stockholders to offer the shares for resale from time to time.
The following table sets forth, to our knowledge, certain information about the selling stockholders as of December 9, 2021.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, including the footnotes to the below table, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Class A common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.
	Shares Beneficially Owned Prior to Offering(1)		Shares Being Offered	Shares to be Beneficially Owned After Offering(2)
	Class A Common Stock		Class A Common Stock	Class A Common Stock
Name of Selling Stockholder	Number	Percentage(3)	Number	Number	Percentage(3)
Matthew B. Salzberg	3,571,713(4)	11.2%	3,567,353(5)	4,360	*
RJB Partners LLC	15,134,403.51884521(6)	37.5%	15,134,403.51884521(7)	0	—
Joseph N. Sanberg	15,349,946.51884521(8)	38.1%	15,348,696.51884521(9)	1,250	*

*
Less than one percent.

(1)
The number of shares of Class A common stock shown in the table above includes all shares of Class A common stock issuable upon the exercise of warrants issued by us to the selling stockholders in the Private Placements on September 15, 2021 and November 4, 2021 notwithstanding the voting and exercise caps described below.

(2)
We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders. None of the selling stockholders is a licensed broker dealer or an affiliate of a licensed broker dealer.

(3)
Based on (i) 31,571,024 shares of Class A common stock outstanding on November 15, 2021 and (ii) for each selling stockholder, the number of shares issuable upon exercise of the warrants beneficially owned by such selling stockholder notwithstanding the voting and exercise caps described below.

(4)
Shares beneficially owned by Mr. Salzberg consist of (i) 1,568,787 shares of Class A common stock held directly by Mr. Salzberg, (ii) 420,000 shares of Class A common stock underlying warrants held directly by Mr. Salzberg, (iii) 166,666 shares of Class A common stock held by The Matthew Salzberg Family 2014 Trust, for which Mr. Salzberg serves as trustee, (iv) 1,316,272 shares of Class A common stock held by the Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement, for which Mr. Salzberg exercises sole investment control, (v) 47,814 shares of the Class A common stock held by MS 2018 Trust I, for which Mr. Salzberg exercises sole investment control, (vi) 47,814 shares of Class A common stock held by MS 2018 Trust II, for which Mr. Salzberg exercises sole investment control, (vii) 1,250 shares of Class A common stock held by Aspiration Growth Opportunities II GP, LLC, of which Mr. Salzberg has shared voting and investment power, and (viii) 3,110 shares of Class A common stock underlying an outstanding but unexercised stock option held by Mr. Salzberg. The foregoing information is based on a Schedule 13G/A filed by Mr. Salzberg on February 16, 2021 and information provided by Mr. Salzberg to us. The warrants held by Mr. Salzberg are subject to a beneficial ownership limitation of 9.99%, which prohibits Mr. Salzberg from exercising that portion of the warrants that would result in Mr. Salzberg owning, after exercise, a number of ordinary shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitation.
(5)
Shares being offered consists of (i) 1,568,787 shares of Class A common stock held directly by Mr. Salzberg, (ii) 420,000 shares of Class A common stock underlying warrants held directly by Mr. Salzberg, (iii) 166,666 shares of Class A common stock held by The Matthew Salzberg Family 2014 Trust, for which Mr. Salzberg serves as trustee, (iv) 1,316,272 shares of Class A common stock held by the Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement, for which Mr. Salzberg exercises sole investment control, (v) 47,814 shares of the Class A common stock held by MS 2018 Trust I, for which Mr. Salzberg exercises sole investment control, and (vi) 47,814 shares of Class A common stock held by MS 2018 Trust II, for which Mr. Salzberg exercises sole investment control.

(6)
Shares beneficially owned by RJB Partners LLC consist of (i) 6,362,783 shares of Class A common stock and (ii) 8,771,620.51884521 shares of Class A common stock underlying warrants directly held by RJB Partners LLC. The warrants held by RJB Partners LLC are subject to an exercise cap of 33%, which prohibits RJB Partners LLC from exercising warrants for such number of shares of Class A common stock to the extent that if the warrants were exercisable, such exercise would result in RJB Partners LLC’s and/or its affiliates owning more than 33% of the aggregate outstanding voting power of our equity interests. This limitation on RJB Partners LLC and its affiliates’ exercisability applies until the date that is 61 days after the Financing Agreement (as defined below) is terminated and all amounts thereunder are fully paid and discharged or such earlier date as any required consent or waiver under the Financing Agreement is obtained. The amounts and percentages in the table do not give effect to the exercise cap. The shares held by RJB Partners LLC are also subject to a voting cap, which requires RJB Partners LLC and its affiliates under common control to vote all shares in excess of 19.9% of our outstanding voting securities in proportion, and in accordance, with our other stockholders. The amounts and percentages in the table do not give effect to the voting cap. Mr. Sanberg, the managing member of RJB Partners LLC, is deemed to share voting and dispositive power over the shares held by RJB Partners LLC.

(7)
Shares being offered consists of (i) 6,362,783 shares of Class A common stock held directly by RJB Partners LLC, and (ii) 8,771,620.51884521 shares of Class A common stock underlying warrants held directly by RJB Partners LLC.

(8)
Shares beneficially owned by Mr. Sanberg consist of (i) 214,293 shares of Class A common stock held directly by Mr. Sanberg, (ii) 6,362,783 shares of Class A common stock held by RJB Partners LLC, of which Mr. Sanberg is managing member and is deemed to share voting and dispositive power, (iii) warrants to purchase 8,771,620.51884521 shares of Class A common stock held by RJB Partners LLC, and (iv) 1,250 shares of Class A common stock held by Aspiration Growth Opportunities II GP, LLC, of which Mr. Sanberg is managing member and is deemed to share voting and dispositive power. As noted in footnote (6) above, the shares underlying the warrants held by RJB Partners LLC are subject to (i) an exercise cap, prohibiting RJB Partners LLC from exercising warrants for such number of shares of Class A common stock to the extent that if the warrants were exercisable, such exercise would result in RJB Partners LLC’s and/or its affiliates owning more than 33% of the aggregate outstanding voting power of our equity interests and (ii) a voting cap, which requires RJB Partners LLC and its affiliates under common control to vote all shares in excess of 19.9% of our outstanding voting securities in proportion, and in accordance, with our other stockholders. The amounts and percentages in the table do not give effect to the exercise cap or voting cap.

(9)
Shares being offered consists of (i) 214,293 shares of Class A common stock held directly by Mr. Sanberg, (ii) 6,362,783 shares of Class A common stock held directly by RJB Partners LLC, and (iii) 8,771,620.51884521 shares of Class A common stock underlying warrants held directly by RJB Partners LLC.

Description of Transactions with the Selling Stockholders
Purchase Agreement
The Purchase Agreement provided that, among other things:
•
We would conduct a rights offering, or the Rights Offering, pursuant to which we distributed, at no charge, to the holders of record of our outstanding shares of Class A common stock and certain outstanding warrants to purchase shares of Class A common stock held by the Company’s lenders as of the close of business on October 8, 2021, or the Eligible Securityholders, one non-transferable subscription right, or a Subscription Right, for each share of Class A common stock held or, in the case of the holders of the applicable outstanding warrants, each share of Class A common stock issuable upon exercise of such warrants. Each Subscription Right provided the Eligible Securityholder the right to purchase one unit consisting of (i) a fraction, or the Applicable Fraction, of one share of Class A common stock, (ii) one warrant to purchase the Applicable Fraction of 0.8 of one share of Class A common stock at an exercise price of $15.00 per share, (iii) one warrant to purchase the Applicable Fraction of 0.4 of one share of Class A common stock at an exercise price of $18.00 per share, and (iv) one warrant to purchase the Applicable Fraction of 0.2 of one share of Class A common stock at an exercise price of $20.00 per share. The Applicable Fraction was equal to 0.185055707113895 based upon the shares held (or issuable upon exercise of the applicable outstanding warrants) by the Eligible Securityholders as of the record date. The subscription price for each unit was equal to $1.8505 (or $10.00 multiplied by the Applicable Fraction). 6,671,271 subscription rights were subscribed for in the Rights Offering, which closed on November 4, 2021, resulting in the issuance of (i) 1,234,187 shares of Class A common stock, (ii) warrants to purchase 987,645.417802738 shares of Class A common stock at an exercise price of $15.00 per share, (iii) warrants to purchase 493,822.7089013690 shares of Class A common stock at an exercise price of $18.00 per share, and (iv) warrants to purchase 246,911.35445068 shares of Class A common stock at an exercise price of $20.00 per share.

•
Mr. Salzberg would purchase, on the same terms as the Backstop Private Placement and the Concurrent Private Placement (each as hereafter defined) in a private placement, or the Salzberg Private Placement, for an aggregate purchase price of $3.0 million, (i) 300,000 shares of Class A common stock, (ii) warrants to purchase 240,000 shares of Class A common stock at an exercise price of $15.00 per share, (iii) warrants to purchase 120,000 shares of Class A common stock at an exercise price of $18.00 per share, and (iv) warrants to purchase 60,000 shares of Class A common stock at an exercise price of $20.00 per share. The Salzberg Private Placement closed on September 15, 2021.

•
RJB Partners LLC would purchase, in a private placement, or the Backstop Private Placement, the number of shares of Class A common stock and warrants that remained unsubscribed at the expiration of the Rights Offering subscription period for an aggregate purchase price equal to $45.0 million less the aggregate purchase price received from purchasers of units in the Rights Offering. On November 4, 2021, in the Backstop Private Placement, RJB Partners LLC purchased for an aggregate purchase price of $32.7 million (i) 3,265,813 shares of Class A common stock, (ii) warrants to purchase 2,612,354.58219726 shares of Class A common stock at an exercise price of $15.00 per share, (iii) warrants to purchase 1,306,177.29109863 shares of Class A common stock at an exercise price of $18.00 per share, and (iv) warrants to purchase 653,088.64554932 shares of Class A common stock at an exercise price of $20.00 per share.

•
RJB Partners LLC would purchase, in a private placement, or the Concurrent Private Placement, on the same terms and concurrently with the consummation of the Backstop Private Placement and for an aggregate purchase price of $30.0 million, (i) 3,000,000 shares of Class A common stock, (ii) warrants to purchase 2,400,000 shares of Class A common stock at an exercise price of $15.00 per share, (iii) warrants to purchase 1,200,000 shares of Class A common stock at an exercise price of $18.00 per share, and (iv) warrants to purchase 600,000 shares of Class A common stock at an exercise price of $20.00 per share. The Concurrent Private Placement closed on November 4, 2021.

Each warrant issued in the Salzberg Private Placement, Backstop Private Placement and Concurrent Private Placement has a term of seven years from the date of issuance. Each such warrant may only be exercised for cash, except in connection with certain fundamental transactions, and no fractional shares will be issued upon exercise of the warrants. The warrants are non-transferable, except in limited circumstances, and are not listed or otherwise traded on any stock exchange. The number of shares issuable upon exercise of the warrants and the applicable exercise prices are subject to adjustment in certain events, including (i) dividends or distributions of shares of our Class A common stock, (ii) subdivisions, combinations and certain reclassifications of shares of our Class A common stock, (iii) certain additional issuances of Class A common stock or securities exercisable for or convertible into shares of Class A common stock at a price per share less than the market price for our Class A common stock, (iv) distributions of assets other than Class A common stock, or (v) certain repurchases by us.
The Purchase Agreement also subjects RJB Partners LLC to a voting agreement, pursuant to which RJB Partners LLC has agreed to cause all of our voting securities that it or its affiliates under common control hold in excess of 19.9% of the total voting power of our outstanding capital stock, to be voted in proportion to, and accordance with, the vote of all of our stockholders.
In addition, the Purchase Agreement contains a customary three-year standstill period during which RJB Partners LLC and any affiliates under common control with RJB Partners LLC may not:
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effect, offer or publicly propose to effect, or cause or participate in or in any way knowingly advise, assist or encourage any other person to effect, offer, or publicly propose to effect or participate in: (i) any acquisition in excess of 5% of the issued and outstanding shares of our Class A common stock or any rights to acquire any such securities; (ii) any tender or exchange offer, merger or other business combination with us; (iii) any liquidation or dissolution with respect to us; or (iv) any “solicitation” of “proxies” or consents to vote any of our voting securities;

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form, join or in any way participate in a “group” with respect to any of our securities;

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otherwise act, alone or in concert with others, to seek to control of our management, board of directors or policies (subject to a carve-out for direct, non-public conversations with our board of directors or management);

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take any action that would reasonably be expected to force us to make a public announcement regarding any of the matters set forth in clauses (i)-(iv) of the first bullet above; or

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enter into any discussions or arrangements with any third party with respect to any of the foregoing.

Notwithstanding the foregoing, the Purchase Agreement does not prohibit RJB Partners LLC from (i) purchasing any securities in the rights offering or pursuant to the Purchase Agreement; (ii) exercising any of the warrants in accordance with their respective terms and conditions, subject to the exercise cap described above; (iii) tendering any securities or receiving any consideration in connection with a bona fide tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions that does not otherwise involve RJB Partners LLC; (iv) announcing how RJB Partners LLC intends to vote on certain matters presented to our stockholders, subject to the voting restriction detailed above; or (v) making any private proposals to our board of directors or management or privately requesting any amendments or waivers to the standstill provision. The standstill terminates on the earlier of the date that: (i) is three years from the date of the Purchase Agreement; (ii) we complete a liquidation or dissolution; and (iii) our Class A common stock ceases to be registered pursuant to Section 12 of the Exchange Act.
Pursuant to the Purchase Agreement, we also agreed, among other things, to:
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use our reasonable best efforts to conduct and complete a greenhouse gas emissions inventory survey by December 31, 2021 to aid us in assessing our carbon footprint and be “carbon neutral” with respect to our Scope 1, Scope 2 and Scope 3 emissions from and after March 31, 2022.

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provide a minimum wage of at least $15 per hour to all of our hourly employees and to use our reasonable best efforts to offer wages to our hourly employees that are at least equal to those wages offered by similarly-sized companies in the business of offering meal kits directly to consumers.

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use our reasonable best efforts to cause our proposed nominees to our board of directors for the 2022 annual stockholders meeting to be composed of individuals such that at least half of the proposed nominees shall be women and at least half of the proposed nominees shall be persons of color.

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propose an amendment to our certificate of incorporation providing for (i) the removal of the supermajority vote requirement to remove directors; (ii) a right for one of more holders of shares representing in the aggregate at least 25% of the voting power of all of our outstanding capital stock to call a special meeting of the stockholders; and (iii) the removal of the supermajority vote requirement to amend or repeal provisions in our certificate of incorporation or by-laws (other than those provisions prohibiting our stockholders from taking action by written consent).

In connection with the transactions described above and as a condition to the consummation of the transactions contemplated by the Purchase Agreement, Mr. M. Salzberg, Barry Salzberg, and RJB Partners LLC and certain of their respective affiliates, elected to convert all of their respective outstanding shares of Class B common stock into shares of Class A common stock, on a one-share-for-one-share basis, effective on September 15, 2021. The Class B common stock was substantially the same as the Class A common stock except Class B common stock had ten votes per share whereas Class A common stock has one vote per share.
As a result of these voluntary conversions, pursuant to Section 7.2(d) of Part A of Article Fourth of our restated certificate of incorporation, as amended which provides for the automatic conversion of all outstanding shares of Class B common stock when the outstanding shares of Class B common stock represent less than five percent (5%) of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, all of our outstanding shares of Class B common stock automatically converted into shares of Class A common stock on a one-share-for-one-share basis, or the Class B Automatic Conversion. Immediately following the Class B Automatic Conversion, we had only one class of common stock outstanding, our Class A common stock, and we ceased to be a “controlled company” as defined under New York Stock Exchange listing rules.
Registration Rights Agreement
Pursuant to the Registration Rights Agreement, we agreed, among other things, to file a registration statement, or the Shelf Registration Statement, before December 3, 2021, with the SEC covering the resale of the shares of Class A common stock and shares of Class A common stock underlying the warrants issued to RJB Partners LLC and Mr. Salzberg under the Purchase Agreement as well as other shares of Class A common stock held by Mr. Salzberg, RJB Partners LLC and Mr. Sanberg as of the date of the Purchase Agreement, which securities we refer to collectively as the Registrable Securities. Further, at any time the Shelf Registration Statement is not effective, subject to the terms and conditions of the Registration Rights Agreement, we are required upon a demand by either RJB Partners LLC or Mr. Salzberg, which demand may be made up to four times each, to file and cause to be declared effective a shelf registration statement registering the resale of the Registrable Securities. In addition, the Registration Rights Agreement provides certain piggyback registration rights to RJB Partners LLC and Mr. Salzberg; however, so long as a Shelf Registration Statement is effective, then, subject to the terms and conditions of the Registration Rights Agreement, we shall have no obligation to allow RJB Partners LLC and Mr. Salzberg to exercise their piggyback registration rights and include Registrable Securities in another registration statement being filed by us.
The registration statement of which this prospectus is a part is being filed pursuant to the terms of the Registration Rights Agreement.
Relationships with Selling Stockholders
Mr. Salzberg served as chairman of our board of directors from June 2017 until his resignation on September 15, 2021. Prior to the Class B Automatic Conversion and Salzberg Private Placement on September 15, 2021, Mr. Salzberg had or shared voting power over 54.8% of the total voting power of our capital stock. Based on the combined voting power over our shares of capital stock held by Matthew B. Salzberg and Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement, we qualified as a “controlled company” under the rules of the New York Stock Exchange. However, following the Class B Automatic Conversion, we ceased to be a “controlled company.”
Except as described above, including in the footnotes to the above table, the selling stockholders have not held any position or office with, and have not otherwise had a material relationship with, us or any of our subsidiaries within the past three years.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, as amended, our amended and restated by-laws and applicable provisions of Delaware corporate law. You should read our restated certificate of incorporation, as amended, and amended and restated by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
As of November 15, 2021, our authorized capital stock consisted of 1,500,000,000 shares of Class A common stock, par value $0.0001 per share, 175,000,000 shares of Class B common stock, par value $0.0001 per share, 500,000,000 shares of Class C capital stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
As of November 15, 2021, 31,571,024 shares of Class A common stock were outstanding, no shares of Class B common stock were outstanding, no shares of Class C capital stock were outstanding and no shares of preferred stock were outstanding. On September 15, 2021, certain of our existing holders of Class B common stock elected to convert all of their respective outstanding shares of Class B common stock voluntarily into Class A common stock, effective immediately. As a result of these conversions, pursuant to our restated certificate of incorporation, as amended, which provides for the automatic conversion of all outstanding shares of Class B common stock when the outstanding shares of Class B common stock represents less than 5% of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, each outstanding share of Class B common stock automatically converted into one share of Class A common stock on a one-share-for-one-share basis. We intend to file a Certificate of Retirement with the Secretary of State of the State of Delaware to retire all shares of Class B common stock that were previously issued and outstanding. As a result, we only have one class of common stock outstanding, our Class A common stock, each share of which is entitled to one vote.
Class A Common Stock, Class B Common Stock and Class C Capital Stock
Annual Meeting.    Annual meetings of our stockholders are held on the date designated in accordance with our amended and restated by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors and shall be called by the chairman of the board or the secretary upon the written request, stating the purpose of such meeting, of the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote at the meeting. Except as may be otherwise provided by applicable law, our restated certificate of incorporation, as amended, or our amended and restated by-laws, all uncontested elections and other questions shall be decided by a majority of the votes cast by stockholders entitled to vote thereon and voting affirmatively or negatively on such matter at a duly held meeting of stockholders at which a quorum is present, and all contested elections shall be decided by a plurality of votes cast by stockholders entitled to vote thereon.
Holders of Class A common stock are entitled to one vote for each whole share of Class A common stock held on all matters submitted to a vote of stockholders, holders of Class B common stock are entitled to ten votes for each share of Class B common stock held on all matters submitted to a vote of stockholders, and holders of Class C capital stock are not entitled to vote on any matter that is submitted to a vote of stockholders, except as otherwise required by law. Holders of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Following the conversion of the outstanding shares of Class B common stock into shares of Class A common stock, which was effected on September 15, 2021, the Class A common stock is our only outstanding class of capital stock.
Historically, our restated certificate of incorporation, as amended, and amended and restated by-laws have provided for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. In 2021, our board of directors and our stockholders approved an amendment to our restated certificate of incorporation, as amended, to declassify our board of directors.

We refer to this amendment as the Declassification Amendment. The Declassification Amendment became effective in June 2021. In accordance with our restated certificate of incorporation, as further amended by the Declassification Amendment, directors will be elected to one-year terms of office beginning at our 2022 annual meeting of stockholders, such that at our 2024 annual meeting of stockholders, there will be a single class of directors subject to annual election for one-year terms. Prior to the 2024 annual meeting of stockholders, a person elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. The restated certificate of incorporation, as amended, does not provide for cumulative voting for the election of directors.
Dividends.    Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock, Class B common stock and Class C capital stock are entitled, equally, identically and ratably on a per share basis, to receive dividends out of funds legally available if the board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The board of directors may pay or make a disparate dividend or distribution per share of Class A common stock, Class B common stock or Class C capital stock if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, Class B common stock and Class C capital stock, each voting separately as a class.
Liquidation, Dissolution and Winding Up.    If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of Class A common stock, Class B common stock and Class C capital stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock and unless an affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, Class B common stock and Class C capital stock, each voting separately as a class, approve in advance different treatment of the shares of each such class with respect to distributions.
Right to Receive Merger Distributions.    Our restated certificate of incorporation, as amended, provides that, in the event of a consolidation or merger of us with or into any other entity, the distribution or payment in respect of the shares of Class A common stock, Class B common stock and Class C capital stock shall be made ratably on a per share basis among the holders of Class A common stock, Class B common stock and Class C capital stock as a single class, unless the only difference in the per share consideration between the holders of different classes of Class A common stock, Class B common stock or Class C capital stock is that any securities distributed to the holder of a share of Class B common stock have ten times the voting power of any securities distributed to the holder of a share of Class A common stock and that any securities distributed to the holder of a share of Class C capital stock have no voting rights or power.
Third-Party Tender or Exchange Offers.    Our restated certificate of incorporation, as amended, provides that we may not enter into any agreement pursuant to which a third party may by tender or exchange offer acquire any shares of Class A common stock, Class B common stock or Class C capital stock, and neither we nor the board of directors may recommend that holders tender shares of Class A common stock, Class B common stock or Class C capital stock into any third-party tender or exchange offer, unless the holders of each of Class A common stock, Class B common stock or Class C capital stock have the right to receive the same amount of consideration on a per share basis as the other classes, unless the only difference in the per share consideration between the holders of different classes of Class A common stock, Class B common stock or Class C capital stock is that any securities distributed to the holder of a share of Class B common stock have ten times the voting power of any securities distributed to the holder of a share of Class A common stock and that any securities distributed to the holder of a share of Class C capital stock have no voting rights or power.
Conversion.
On September 15, 2021, certain of our existing holders of Class B common stock elected to convert all of their outstanding shares of Class B common stock voluntarily into Class A common stock, effective immediately. As a result of these conversions, pursuant to our restated certificate of incorporation, as amended, which provides for the automatic conversion of all outstanding shares of Class B common stock when the outstanding shares of Class B common stock represents less than 5% of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, each outstanding share of Class B common stock automatically converted into one share of Class A common stock.
Each share of Class B common stock or Class C capital stock that is converted into Class A common stock will thereupon automatically be retired and not be available for reissuance. If we subsequently wish to issue more shares of Class B common stock or Class C capital stock than are then authorized for issuance, we would first have to amend our restated certificate of incorporation, as amended, with the approval of the board of directors and stockholders in accordance with the General Corporation Law of the State of Delaware, which we refer to as the DGCL.
Authorized but Unissued Shares.    The authorized but unissued shares of our Class A common stock, Class B common stock, Class C capital stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of the New York Stock Exchange. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved capital stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Other Rights.    Holders of the Class A common stock, Class B common stock and Class C capital stock have no right to:
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have their stock redeemed;

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purchase additional stock; or

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maintain their proportionate ownership interest in us.

Holders of shares of the Class A common stock, Class B common stock and Class C capital stock are not required to make additional capital contributions.
Transfer Agent and Registrar.    Computershare Trust Company, N.A. is transfer agent and registrar for our Class A common stock.
Preferred Stock
No shares of preferred stock are currently outstanding. Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue preferred stock from time to time in one or more series. Our board of directors may designate the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, and restrictions thereof, including dividend rights, redemption rights, sinking fund terms, liquidation preference terms, conversion rights, and voting rights. A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.
Registration Rights
In addition to the Registration Rights Agreement relating to this prospectus as further described in “Selling Stockholders — Description of Transactions with the Selling Stockholders,” we are party to the following registration rights obligations:
Investor Rights Agreement
Pursuant to our investors’ rights agreement, certain stockholders have the right to request that their shares be included in a registration statement that we are otherwise filing. We refer to the shares held by holders having rights under this agreement as registrable securities. As of November 15, 2021, the holders of approximately 3.8 million registrable securities have rights under this agreement. By registering the shares held by Mr. Salzberg and certain of his affiliated trusts on the registration statement of which this prospectus forms a part, Mr. Salzberg agreed, on behalf of himself and on behalf of his affiliated trusts, that neither he nor his affiliated trusts would have future registration rights under this agreement.

Piggyback Registration Rights.    Pursuant to the investors’ rights agreement, if we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit or similar plans or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered, the holders of all registrable securities are entitled to receive notice of the registration and to include their registrable securities in such registration. The underwriters of any underwritten offering will have the right to limit the number of the number of registrable securities that may be included in the registration statement. The holders of all registrable securities have waived these piggyback registration rights in connection with this offering.
Expenses of Registration.    We are required to pay all expenses relating to any Form S-3 or piggyback registration, other than the underwriting discount, subject to certain limited exceptions.
Blue Torch Financing Agreement
In accordance with the terms of a financing agreement, as amended, or the Financing Agreement, by and among us; Blue Apron, LLC, our wholly-owned subsidiary; certain other subsidiaries of ours as subsidiary guarantors; the lenders party thereto from time to time; and Blue Torch Finance LLC, as administrative agent and collateral agent for such lenders, and in connection with the grant of the warrants thereunder, we agreed, within 30 days after the issuance of the first warrant, to file a shelf registration statement registering the resale of the shares of Class A common stock issuable upon exercise of the warrants on a delayed or continuous basis and to use reasonable efforts to have the shelf registration statement declared effective as soon as practicable after the filing thereof. We further agreed to prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such shelf registration statement effective and in compliance with the provisions of the Securities Act. Upon the issuance of each warrant after the effectiveness of the shelf registration statement, we also agreed, no later than 15 days (or 30 days in the case of a registration on Form S-1) after each such issuance, to prepare and file with the SEC such amendments, including post-effective amendments, and supplements to the shelf registration statement (or, alternatively, we will prepare and file with the SEC a new shelf registration statement and use reasonable efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof) as may be necessary to register thereunder the resale of all shares underlying such additional warrants. We are required to pay all expenses relating to any registration, other than the underwriting discount, subject to certain limited exceptions.
Provisions of Our Restated Certificate of Incorporation, as Amended, Our Amended and Restated By-laws and Delaware Law That May Have Anti-Takeover Effects
Board of Directors.    Historically, our restated certificate of incorporation, as amended, and amended and restated by-laws have provided for a board of directors divided as nearly equally as possible into three classes. Each class was elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. As described above, we initiated the formal process of declassifying our board of directors in June 2021 with the effectiveness of the Declassification Amendment. In accordance with our restated certificate of incorporation, as further amended by the Declassification Amendment, directors will be elected to one-year terms of office beginning at our 2022 annual meeting of stockholders, such that at our 2024 annual meeting of stockholders, there will be a single class of directors subject to annual election for one-year terms. Prior to the 2024 annual meeting of stockholders, a person elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. The number of directors comprising our board of directors is fixed from time to time by the board of directors.
Removal of Directors by Stockholders.    Our restated certificate of incorporation, as amended, provides that, subject to the rights of holders of any series of preferred stock, members of our board of directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2∕3% of the votes that all the stockholders would be entitled to cast in an election of directors.
Stockholder Nomination of Directors.
Our amended and restated by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director, other than a proxy access nomination (as described below), not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the later of (x) the 90th day prior to the date of such meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.
In addition, under the “proxy access” provision of our amended and restated by-laws, a stockholder, or group of no more than 20 stockholders, owning at least 3% of the outstanding shares of our capital stock continuously for at least three years, may nominate and include in our proxy materials for an annual meeting of stockholders director nominees constituting up to two individuals or 20% of the board of directors, whichever is greater (subject to certain limitations further set forth in the amended and restated by-laws), provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the amended and restated by-laws, including that notice of a nomination be provided to the Company’s Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting.
No Action by Written Consent.    Our restated certificate of incorporation, as amended, provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.
Supermajority Voting.    The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our amended and restated by-laws may be amended or repealed by a majority vote of the board of directors or the affirmative vote of the holders of at least 66 2∕3% of the votes that all stockholders would be entitled to cast for the election of directors. In addition, the affirmative vote of the holders of at least 66 2∕3% of the votes that all stockholders would be entitled to cast for the election of directors is required to amend, repeal, or adopt any provisions inconsistent with any of the provisions of our restated certificate of incorporation, as amended, with respect to our classified board of directors, quorum of directors, and removal of directors and the provisions of our restated certificate of incorporation, as amended, with respect to special meetings of the stockholders.
Choice of Forum.    Our restated certificate of incorporation, as amended, provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of us, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee or stockholder of ours to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery, or (4) any action asserting a claim governed by the internal affairs doctrine. Our restated certificate of incorporation, as amended, further provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Delaware Business Combination Statute.    Section 203 of the DGCL is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:
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a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

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any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.
The prohibition against these transactions does not apply if:
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prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

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the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Proposed Amendments.    Under the Purchase Agreement discussed above, we are obligated to propose amendments to our restated certificate of incorporation, as amended, in connection with our 2022 annual meeting of stockholders to:
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permit one or more stockholders, representing at least twenty-five percent (25%) of the voting power of our outstanding capital stock to call a special meeting of stockholders;

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eliminate the requirement that the affirmative vote of a supermajority of stockholders be required to remove a director; and

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eliminate the requirement that the affirmative vote of a supermajority of stockholders be required to amend our restated certificate of incorporation, as amended, or our amended and restated by-laws, subject to certain exceptions.

PLAN OF DISTRIBUTION
The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, assignees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges in any market or trading facility on which the shares are traded, or in the over-the-counter market or otherwise, at fixed prices, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of New York Stock Exchange;

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short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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one or more underwritten offerings on a firm commitment or best efforts basis;

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in privately negotiated transactions; and

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any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Class A common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the Class A common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge or grant a security interest in shares to a broker-dealer, other financial institution or other person, and, upon a default such pledgee or secured parties may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
We will not receive any of the proceeds from the sale of shares in this offering, although we will receive the exercise price payable upon exercise of the warrants, if such warrants are exercised for cash.
We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.
We have agreed with the selling stockholders to keep the Registration Statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the Registration Statement.
LEGAL MATTERS
The validity of the shares of Class A common stock in respect of which this prospectus is being delivered has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
The consolidated financial statements of Blue Apron Holdings, Inc. appearing in Blue Apron Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents and information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.blueapron.com. Our website is not a part of this prospectus and is not incorporated by reference into this prospectus.
This prospectus is part of a registration statement we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Class A common stock, including certain exhibits and schedules, in accordance with SEC rules and regulations. You can obtain a copy of the registration statement from the SEC at the SEC’s website listed above. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.
(1)
Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2021 Annual Meeting of Stockholders;

(2)
Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, respectively;

(3)
Current Reports on Form 8-K filed on January 4, 2021; May 6, 2021; June 15, 2021; June 17, 2021; September 15, 2021; September 29, 2021; October 15, 2021 and November 4, 2021, respectively;

(4)
Any other filings we make pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

(5)
The description of our Class A common stock contained in our Registration Statement on Form 8-A filed on June 26, 2017, including any amendments or reports filed for the purpose of updating such description.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
Blue Apron Holdings, Inc.
Attn: General Counsel
28 Liberty Street
New York, New York 10005
Telephone: (347) 765-1896

18,916,049.51884521 Shares
Class A Common Stock

PROSPECTUS

                 , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Blue Apron Holdings, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred and borne by the selling stockholders in disposing of the shares except as described in the prospectus). All amounts shown are estimates except the SEC registration fee.
SEC registration fee	$19,202
Legal fees and expenses	$35,000
Accounting fees and expenses	$25,000
Miscellaneous	$5,798
Total	$85,000
Item 15.    Indemnification of Directors and Officers.
Section 102 of the General Corporation Law of the State of Delaware, or the DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation, as amended, provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust, or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our restated certificate of incorporation, as amended, provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
Our restated certificate of incorporation, as amended, provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16.    Exhibits
EXHIBIT NUMBER	DESCRIPTION
4.1	Restated Certificate of Incorporation of Blue Apron Holdings, Inc., as amended (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-3 (File No. 333-258315), filed with the SEC on July 30, 2021)
4.2	Amended and Restated By-laws of Blue Apron Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on November 4, 2021)
4.3	Specimen stock certificate evidencing shares of Class A common stock (incorporated by reference to Exhibit 4.1 to the registrant’s Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-218425), filed with the SEC on June 19, 2017)
4.4	Form of Warrant issued pursuant to Purchase Agreement (incorporated by reference to Exhibit 4.3 of the registrant’s Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-259677), filed with the SEC on September 28, 2021)
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Ernst and Young LLP, independent registered public accounting firm for Blue Apron Holdings, Inc.
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

Item 17.    Undertakings.
Item 512(a) of Regulation S-K.    The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 427(b) that is part of this Registration Statement.
(2)   That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Item 512(b) of Regulation S-K.    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Item 512(h) of Regulation S-K.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 10, 2021.
BLUE APRON HOLDINGS, INC.
By:
/s/ Linda Findley Kozlowski

Linda Findley Kozlowski
President and Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Blue Apron Holdings, Inc., hereby severally constitute and appoint Linda Findley Kozlowski, Randy J. Greben and Meredith L. Deutsch, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Blue Apron Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Linda Findley Kozlowski Linda Findley Kozlowski	President, Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2021
/s/ Randy J. Greben Randy J. Greben	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 10, 2021
/s/ Jennifer Carr-Smith Jennifer Carr-Smith	Director	December 10, 2021
/s/ Peter Faricy Peter Faricy	Director	December 10, 2021
/s/ Brenda Freeman Brenda Freeman	Director	December 10, 2021
/s/ Elizabeth J. Huebner Elizabeth J. Huebner	Director	December 10, 2021